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                                  EXHIBIT 10.5

          AMENDMENT TO A LEASE FOR A DISTRIBUTION CENTER AND CORPORATE

    HEADQUARTERS FACILITY BETWEEN THE COMPANY AND HARTZ MOUNTAIN ASSOCIATES,

                            DATED NOVEMBER 20, 1998.


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LEASE MODIFICATION AGREEMENT

         THIS LEASE MODIFICATION AGREEMENT, made this 20th day of November, 1998 by and between HARTZ MOUNTAIN ASSOCIATES, a New Jersey partnership, having an office at 400 Plaza Drive, Secaucus, New Jersey 07094 (hereinafter referred to as "Landlord") and THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware corporation having an office at One Dodge Drive, West Caldwell, New Jersey 07006 (hereinafter referred to as "Tenant").
                                   WITNESSETH:
         WHEREAS, by Agreement of Lease dated June 30, 1998 (the "Lease") Landlord leased to Tenant and Tenant hired from Landlord the building and premises known as 915 Secaucus Road, Secaucus, New Jersey (hereinafter the "Demised Premises"); and
         WHEREAS, Landlord and Tenant wish to modify the Lease to extend the term thereof and amend the Lease accordingly;
         NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

         1. This shall confirm that the "Commencement Date" as defined in
Section 1.01J of the Lease occurred on October 1, 1998.

         2. The Term of the Lease is hereby extended from January 31, 2004 through and including January 31, 2007. Accordingly, the date "January 31, 2004" appearing in the definition of "Expiration Date" under Section 1.01N is hereby deleted and "January 31, 2007" substituted therefor.

         3. Section 1.01O Fixed Rent is hereby amended and restated as follows:

         O. Fixed Rent: Commencing on the Commencement Date through the date which is the day before the second anniversary of the Commencement Date, an amount at the annual rate of Five and 25/100 Dollars ($5.25) multiplied by the number of square feet of Floor Space; from the second anniversary of the Commencement Date through January 31, 2004, an amount at the annual rate of Five and 50/100 Dollars ($5.50) multiplied by the number of square feet of Floor Space of the Demised Premises; and from and including February 1, 2004 through the January 31, 2007, an amount at the annual rate of Six and 25/100 Dollars ($6.25) multiplied by the number of square feet of Floor Space of the Demised Premises

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4. Section R2 of the Lease is hereby amended and restated as follows:

         R2. Provided Tenant is in not in default under this Lease beyond any applicable notice and/or cure periods, if any, and provided Tenant has not assigned (other than to a permitted assignee under Section R6) this Lease or sublet all or any portion of the Demised Premises and is itself (or its permitted assignee as contemplated in Section R6) in occupation and conducting business in the whole of the Demised Premises in accordance with the terms of this Lease, Tenant expressly acknowledging and agreeing that the option right contained herein is personal to the original named Tenant (or its permitted assignee as contemplated in Section R6), Tenant shall have one (1) option to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire for one extended period of three (3) years (herein referred to as an "Extended Period"), upon the following terms and conditions:

                  1. If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is nine (9) months before the beginning of the Extended Period. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option.

                  2. If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period without execution of an extension or renewal lease. Within ten (10) days after request of either party following the effective exercise of such option, however, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

                  3. The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extended Period and, provided further, that in the Extended Period the Fixed Rent during the Extended Period shall be at ninety-five percent (95%) of Fair Market Value ("FMV"). FMV shall be determined by mutual agreement of the parties. If the parties are unable to agree on the FMV within thirty (30) days of Tenant's exercise of its option, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser within forty-five (45) days of Tenant's exercise of its option, each party shall select one Appraiser to appraise the FMV. All appraisals shall be rendered within thirty (30) days of appointment of the respective Appraiser appointed under this paragraph. If the difference between the two appraisals is 20% or less of the lower appraisal, then the FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV. The FMV shall in such case be the average of the three appraisals. The cost of the third appraisal shall be borne equally by the parties.

                  Anything to the contrary contained herein notwithstanding, the Fixed Rent for the Extended Period shall not be less than the Fixed Rent for the period immediately preceding the Extended Period for which the Fixed Rent is being calculated.

                  4. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised.

                  5. Landlord shall have the right, for thirty (30) days after receipt of notice of Tenant's election to exercise the option to extend the Term, to reject Tenant's election if Tenant gave such notice while Tenant was in default beyond any applicable notice and/or cure periods, if any, in the performance of any of its obligations under the Lease, and such rejection shall automatically render Tenant's election to exercise such option null and void and of no effect.

                  6. The option provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

         5. Provided Tenant is in not in default under the Lease beyond any applicable notice and/or cure periods, if any, and provided Tenant has not assigned (other than to a permitted assignee under Section R6) the Lease or sublet all or any portion of the Demised Premises and is itself (or its permitted assignee as contemplated in Section R6) in occupation and conducting business in the whole of the Demised Premises in accordance with the terms of this Lease, Tenant expressly acknowledging and

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agreeing that the termination right contained herein is personal to the original named Tenant (or its permitted assignee as contemplated in Section R6), Tenant shall have the right to terminate the Lease effective as of January 31, 2004, by giving written notice to Landlord to such effect not later than May 1, 2003. Tenant's right to terminate as aforesaid and the effectiveness of Tenant's termination notice, at Landlord's sole option, shall be conditioned upon (i) there occurring on and after the exercise of the termination right herein contained through and including January 31, 2004 no default by Tenant beyond any applicable notice and/or cure period in the payment to Landlord of Fixed Rent and/or Additional Charges accruing and due and payable during such period; and
(ii) payment by Tenant to Landlord of all Rent due to the date of termination. Subject to the terms of the immediately preceding sentence, upon termination, (i.e. January 31, 2004) the Lease shall be deemed terminated with the same effect as if the effective date of such termination were the expiration date of the Term. Tenant agrees that it shall have forever waived its right to exercise the termination right herein contained if it shall fail for any reason whatsoever to give such notice to Landlord by May 1, 2003, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such termination right.

         6. Except as provided herein, all of the terms and conditions of the Lease as amended above are in full force and effect and are confirmed as if fully set forth herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease Modification Agreement to be duly executed as of the day and year first above written.
                                            HARTZ MOUNTAIN ASSOCIATES
BY: HARTZ MOUNTAIN INDUSTRIES, INC.
               (Landlord)


                                            By:      /s/  Irwin A. Horowitz
                                                     ----------------------
                                                     Irwin A. Horowitz
                                                     Executive Vice President

                                            THE CHILDREN'S PLACE RETAIL STORES,
                                                           INC.,
                                                         (Tenant)


                                            By:      /s/  Stanley Silver
                                                     -------------------
                                                     Stanley Silver
                                                     President/Chief Operating
                                                     Officer

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